Pricing Supplement No Euro HOOl       Dated 12/18/97         Rule 424(b)(3)
(To Prospectus dated December 1, 1997 and Prospectus Supplement
dated December 5, 1997)                                  File No. 333-38931
                             This Pricing Supplement consists of 46 page(s)
SALOMON SMITH BARNEY HOLDINGS INC
Medium-Term Notes, Series H
(Bearer Notes)
Due More Than Nine Months from Date of Issue
Principal Amount or Face Amount:    20,000,000,000 Italian Lira (ITL)
Issue Price:    91.00%
Proceeds to Company on original issuance:      ITL 18,200,000,000
Commission or Discount on original issuance:   USD 30,000
Salomon Brothers International Limited's capacity on original issuance:
           |X|  As agent  | | As principal
      If as principal
           | |  The Bearer Notes are being offered at varying
                prices related to prevailing market prices at the
                time of resale.
           | |  The Bearer Notes are being offered at a fixed
                initial public offering price % of Principal
                Amount or Face Amount.
Original Issue Date:      12/19/97
Stated Maturity:     12/18/2003
Specified Currency:  ITL
(If other than U.S. Dollars)
Authorized Denominations:      ITL 1,000,000
(If other than as set forth in the Prospectus Supplement)
Interest Payment Dates:
      Accrue to Pay:      | | Yes    |X|  No
Indexed Principal Note:   |X|  Yes (See Attached)   | | No
Type of Interest on Note:     | | Fixed Rate      | | Floating Rate
                              | | Indexed Rate (See Attached)
Interest Rate (Fixed Rate Notes): None, See attached.
Initial Interest Rate (Floating Rate Notes):   N.A.
  Base Rate: | | CD Rate  | | Commercial Paper Rate  | | Federal Funds Rate
             | | LIBOR Telerate  | | LIBOR Reuters  | | Treasury Rate
             | | Treasury Rate Constant Maturity   | | Other (See Attached)
Calculation Agent (If other than Citibank):  | | Salomon Brothers
                                             |X| Other (See Attached)
Computation of Interest:  | | 30 over 360    | | Actual over Actual
                          | | Actual over 360    |X|  Other (See Attached)
      (If other than as set forth in the Prospectus Supplement)
Interest Reset Dates:          N.A.
Rate Determination Dates:      N.A.
      (If other than as set forth in the Prospectus Supplement)
Index Maturity:           N.A.
Spread (+/-):             N.A.
Spread Multiplier:        N.A.
Change in Spread, Spread Multiplier or Fixed Interest Rate prior to
      Stated Maturity:    | | Yes (See Attached)   |X|  No
Maximum Interest Rate:    N.A.
Minimum Interest Rate:    N.A.
Amortizing Note:          | | Yes (See Attached)   |X|  No
Optional Redemption:      | | Yes                  |X|  No
      Optional Redemption Dates:
      Redemption Prices:
      Redemption:         | | In whole only and not in part
                          | | May be in whole or in part
Optional Repayment:       | | Yes             |X|  No
      Optional Repayment Dates:
      Optional Repayment Prices:
Discount Note:            | | Yes             |X|  No
      Total Amount of OlD:
      Yield to Maturity:
Listed on Luxembourg Stock
      Exchange:      | | Yes             |X|  No
Common Code:         8058261
ISIN:                XS0080582611
Cusip:               99313G9L4

Pricing Supplement No. Euro H 001 dated December 18, 1997
(to Prospectus Supplement dated December 5, 1997
to Prospectus dated December 1, 1997)


                     DESCRIPTION OF THE NOTES
GENERAL

      The description in this Pricing Supplement of the particular terms of the Bearer Notes offered hereby (the "Notes") supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the Bearer Notes set forth in the accompanying Prospectus and Prospectus Supplement, to which descriptions reference is hereby made. The Notes offered hereby are Indexed Principal Notes, as described under "Description of Bearer Notes" in the accompanying Prospectus Supplement, to which description reference is hereby made.

RISK FACTORS

Indexed Notes; No Periodic Payments of Interest.

      THE NOTES DO NOT BEAR PERIODIC PAYMENTS OF INTEREST.

      The Notes are Indexed Principal Notes. The amount in respect of principal with respect to a Note that a Holder will receive at Stated Maturity will be at least the face amount of such Note (as indicated on the cover of this Pricing Supplement). However, any such amount in excess of such face amount that may be payable in respect of principal on such Note will be determined by reference to changes in the value of five international equity indexes during the period between the Issue Date and Stated Maturity. As described more fully below under "Indexed Principal," if the arithmetic average of the published closing prices of any of the Nikkei 225 Index, the FT-SE(R) 100 Share Index, the DAX(R) Index, the CAC 40 Index or the SMI(R) Swiss Market Index (each of which equity indexes is described more fully below) on the 18th of each month during any calendar year during the term of the Notes (or, if any such date is not a Business Day, the next succeeding Business Day) exceeds a reference level determined by the Calculation Agent based upon the closing value of each such index on a specified date in December of the previous calendar year (or, if such date is not a Business Day, the next succeeding Business Day), the amount in respect of principal payable with respect to a Note at Stated Maturity will be greater than the face amount of such Note. If this condition is not satisfied for any such index during any such twelve-month period during the term of the Notes, the amount in respect of principal payable with respect to a Note at Stated Maturity will be equal to the face amount of such Note. HOLDERS OF THE NOTES SHOULD BE PREPARED NOT TO RECEIVE MORE THAN THE FACE AMOUNT OF A NOTE IN RESPECT OF PRINCIPAL ON ANY SUCH NOTE.

DEFINITIONS

      "Business Day" means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in any of

(i) New York, New York, (ii) Tokyo, Japan, (iii) London, England,
(iii) Frankfurt, Germany, (iv) Paris, France, (v) Zurich,
Switzerland or (vi) Milan, Italy.

      The Calculation Agent will be Salomon Brothers International Limited, which is a wholly-owned subsidiary of Salomon Smith
Barney Holdings Inc. (the "Company").

INDEXED PRINCIPAL

      The amount payable in respect of principal on a Note at Stated Maturity (the "Indexed Principal Amount") is to be determined by the Calculation Agent in accordance with the formula set out below (the "Index Formula"):

           IPA = FA plus [FA times [(50% times N) plus (20%
      times F) plus (10% times D) plus (10% times C) plus (10% times S)]]; where:

           "IPA" means the Indexed Principal Amount payable at Stated Maturity of the Note.

           "FA" means the Face Amount of the Note (as stated on the cover of this Pricing Supplement).

           "N" means N1 plus N2 plus N3 plus N4 plus N5 plus N6;
      where

           "N1" means 0.8 times the greater of zero and [(NA1/NB1) minus 1]

           "N2" means 0.8 times the greater of zero and [(NA2/NB2) minus 1]

           "N3" means 0.8 times the greater of zero and [(NA3/NB3) minus 1]

           "N4" means 0.8 times the greater of zero and [(NA4/NB4) minus 1]

           "N5" means 0.8 times the greater of zero and [(NA5/NB5) minus 1]

           "N6" means 0.8 times the greater of zero and [(NA6/NB6) minus 1]

where:

      NA1 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by Nihon Keizai Shimbun, Inc. ("NKS"), on the 18th of each month from and including January 1998 through and including December 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NA2 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 18th of each month from and including January 1999 through and including December 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

NA3 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 18th of each month from and including January 2000 through and including December 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NA4 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 18th of each month from and including January 2001 through and including December 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NA5 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 18th of each month from and including January 2002 through and including December 2002 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NA6 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Nikkei 225 Index, as published by NKS, on the 18th of each month from and including January 2003 through and including November 2003 and on December 15, 2003 (or, if any such date is not a Business Day, the next succeeding Business Day).

      NB1 means the closing price of the Nikkei 225 Index, as published by NKS, on December 18, 1997 (or, if such date is not a Business Day, the next succeeding Business Day).

      NB2 means the closing price of the Nikkei 225 Index, as published by NKS, on December 18, 1998 (or, if such date is not a Business Day, the next succeeding Business Day).

      NB3 means the closing price of the Nikkei 225 Index, as published by NKS, on December 17, 1999 (or, if such date is not a Business Day, the next succeeding Business Day).

      NB4 means the closing price of the Nikkei 225 Index, as published by NKS, on December 18, 2000 (or, if such date is not a Business Day, the next succeeding Business Day).

      NB5 means the closing price of the Nikkei 225 Index, as published by NKS, on December 18, 2001 (or, if such date is not a Business Day, the next succeeding Business Day).

      NB6 means the closing price of the Nikkei 225 Index, as published by NKS, on December 18, 2002 (or, if such date is not a Business Day, the next succeeding Business Day).

           "F" means F1 plus F2 plus F3 plus F4 plus F5 plus F6;
where

           "F1" means 0.8 times the greater of zero and [(FA1/FB1) minus 1]

           "F2" means 0.8 times the greater of zero and [(FA2/FB2) minus 1]

           "F3" means 0.8 times the greater of zero and [(FA3/FB3) minus 1]

           "F4" means 0.8 times the greater of zero and [(FA4/FB4) minus 1]

           "F5" means 0.8 times the greater of zero and [(FA5/FB5) minus 1]

      "F6" means 0.8 times the greater of zero and [(FA6/FB6) minus 1]

      FA1 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SE(R) 100 Share Index, as published by FTSE International Limited ("FTSE"), on the 18th of each month from and including January 1998 through and including December 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

      FA2 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SE(R) 100 Share Index, as published by FTSE, on the 18th of each month from and including January 1999 through and including December 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

      FA3 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SE(R) 100 Share Index, as published by FTSE, on the 18th of each month from and including January 2000 through and including December 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

      FA4 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SE(R) 100 Share Index, as published by FTSE, on the 18th of each month from and including January 2001 through and including December 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

      FA5 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SE(R) 100 Share Index, as published by FTSE, on the 18th of each month from and including January 2002 through and including December 2002 (or, if any such date is not a Business Day, the next succeeding Business Day).

      FA6 means the arithmetic average, as determined by the Calculation Agent, of the Official Index Closing Prices of the FT-SE(R) 100 Share Index, as published by FTSE, on the 18th of each month from and including January 2003 through and including November 2003 and on December 15, 2003 (or, if any such date is not a Business Day, the next succeeding Business Day).

      FB1 means the Official Index Closing Price of the FT-SE(R)
100 Share Index, as published by FTSE, on December 18, 1997 (or, if such date is not a Business Day, the next succeeding Business
Day).

      FB2 means the Official Index Closing Price of the FT-SE(R)
100 Share Index, as published by FTSE, on December 18, 1998 (or, if such date is not a Business Day, the next succeeding Business
Day).

      FB3 means the Official Index Closing Price of the FT-SE(R)
100 Share Index, as published by FTSE, on December 17, 1999 (or, if such date is not a Business Day, the next succeeding Business
Day).

      FB4 means the Official Index Closing Price of the FT-SE(R)
100 Share Index, as published by FTSE, on December 18, 2000 (or, if such date is not a Business Day, the next succeeding Business
Day).

      FB5 means the Official Index Closing Price of the FT-SE(R)
100 Share Index, as published by FTSE, on December 18, 2001 (or, if such date is not a Business Day, the next succeeding Business
Day).

      FB6 means the Official Index Closing Price of the FT-SE(R)
100 Share Index, as published by FTSE, on December 18, 2002 (or, if such date is not a Business Day, the next succeeding Business
Day).

      "D" means D1 plus D2 plus D3 plus D4 plus D5 plus D6; where

           "D1" means 0.8 times the greater of zero and [(DA1/DB1) minus 1]

           "D2" means 0.8 times the greater of zero and [(DA2/DB2) minus 1]

           "D3" means 0.8 times the greater of zero and [(DA3/DB3) minus 1]

           "D4" means 0.8 times the greater of zero and [(DA4/DB4) minus 1]

           "D5" means 0.8 times the greater of zero and [(DA5/DB5) minus 1]

           "D6" means 0.8 times the greater of zero and [(DA6/DB6) minus 1]

where:

      DA1 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the DAX(R) Index (Deutscher Aktienindex)1, as published by the Deutsche Borse AG (the "Borse"), on the 18th of each month from and including January 1998 through and including December 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

      DA2 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the DAX(R) Index , as published by the Borse, on the 18th of each month from and including January 1999 through and including December 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

      DA3 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the DAX(R) Index , as published by the Borse, on the 18th of each month from and including January 2000 through and including December 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).


--------
1    DAX(R) = eingetragene Marke der Deutsche Borse AG.
     DAX(R) is a registered trademark of the Deutsche Borse AG.

      DA4 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the DAX(R) Index , as published by the Borse, on the 18th of each month from and including January 2001 through and including December 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

      DA5 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the DAX(R) Index , as published by the Borse, on the 18th of each month from and including January 2002 through and including December 2002 (or, if any such date is not a Business Day, the next succeeding Business Day).

      DA6 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the DAX(R) Index , as published by the Borse, on the 18th of each month from and including January 2003 through and including November 2003 and on December 15, 2003 (or, if any such date is not a Business Day, the next succeeding Business Day).

      DB1 means the closing price of the DAX(R) Index, as published by the Borse, on December 18, 1997 (or, if such date is not a Business Day, the next succeeding Business Day).

      DB2 means the closing price of the DAX(R) Index, as published by the Borse, on December 18, 1998 (or, if such date is not a Business Day, the next succeeding Business Day).

      DB3 means the closing price of the DAX(R) Index, as published by the Borse, on December 17, 1999 (or, if such date is not a Business Day, the next succeeding Business Day).

      DB4 means the closing price of the DAX(R) Index, as published by the Borse, on December 18, 2000 (or, if such date is not a Business Day, the next succeeding Business Day).

      DB5 means the closing price of the DAX(R) Index, as published by the Borse, on December 18, 2001 (or, if such date is not a Business Day, the next succeeding Business Day).

      DB6 means the closing price of the DAX(R) Index, as published by the Borse on December 18, 2002 (or, if such date is not a Business Day, the next succeeding Business Day).

      "C" means C1 plus C2 plus C3 plus C4 plus C5 plus C6; where

           "C1" means 0.8 times the greater of zero and [(CA1/CB1) minus 1]

           "C2" means 0.8 times the greater of zero and [(CA2/CB2) minus 1]

           "C3" means 0.8 times the greater of zero and [(CA3/CB3) minus 1]

           "C4" means 0.8 times the greater of zero and [(CA4/CB4) minus 1]

           "C5" means 0.8 times the greater of zero and [(CA5/CB5) minus 1]

           "C6" means 0.8 times the greater of zero and [(CA6/CB6) minus 1]

where:

      CA1 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the Paris Stock Exchange CAC 40 Index (the "CAC 40 Index") as published by the Societe des Bourses Francaises S.A. (the "SBF"), on the 18th of each month from and including January 1998 through and including December 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

      CA2 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the CAC 40 Index, as published by the SBF, on the 18th of each month from and including January 1999 through and including December 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

      CA3 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the CAC 40 Index, as published by the SBF, on the 18th of each month from and including January 2000 through and including December 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

      CA4 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the CAC 40 Index, as published by the SBF, on the 18th of each month from and including January 2001 through and including December 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

      CA5 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the CAC 40 Index, as published by the SBF, on the 18th of each month from and including January 2002 through and including December 2002 (or, if any such date is not a Business Day, the next succeeding Business Day).

      CA6 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the CAC 40 Index, as published by the SBF, on the 18th of each month from and including January 2003 through and including November 2003 and on December 15, 2003 (or, if any such date is not a Business Day, the next succeeding Business Day).

      CB1 means the closing price of the CAC 40 Index, as published by the SBF, on December 18, 1997 (or, if such date is not a Business Day, the next succeeding Business Day).

      CB2 means the closing price of the CAC 40 Index, as published by the SBF, on December 18, 1998 (or, if such date is not a Business Day, the next succeeding Business Day).

      CB3 means the closing price of the CAC 40 Index, as published by the SBF, on December 17, 1999 (or, if such date is not a Business Day, the next succeeding Business Day).

      CB4 means the closing price of the CAC 40 Index, as published by the SBF, on December 18, 2000 (or, if such date is not a Business Day, the next succeeding Business Day).

      CB5 means the closing price of the CAC 40 Index, as published by the SBF, on December 18, 2001 (or, if such date is not a Business Day, the next succeeding Business Day).

      CB6 means the closing price of the CAC 40 Index, as published by the SBF, on December 18, 2002 (or, if such date is not a Business Day, the next succeeding Business Day).

     "S" means S1 plus S2 plus S3 plus S4 plus S5 plus S6; where

           "S1" means 0.8 times the greater of zero and [(SA1/SB1) minus 1]

           "S2" means 0.8 times the greater of zero and [(SA2/SB2) minus 1]

           "S3" means 0.8 times the greater of zero and [(SA3/SB3) minus 1]

           "S4" means 0.8 times the greater of zero and [(SA4/SB4) minus 1]

           "S5" means 0.8 times the greater of zero and [(SA5/SB5) minus 1]

           "S6" means 0.8 times the greater of zero and [(SA6/SB6) minus 1]

where:

      SA1 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the SMI(R) Swiss Market Index (the "SMI Index") as published by the Schweizer Borse (the Swiss Stock Exchange or "SWX"), on the 18th of each month from and including January 1998 through and including December 1998 (or, if any such date is not a Business Day, the next succeeding Business Day).

      SA2 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the SMI Index, as published by the SWX, on the 18th of each month from and including January 1999 through and including December 1999 (or, if any such date is not a Business Day, the next succeeding Business Day).

      SA3 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the SMI Index, as published by the SWX, on the 18th of each month from and including January 2000 through and including December 2000 (or, if any such date is not a Business Day, the next succeeding Business Day).

      SA4 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the SMI Index, as published by the SWX, on the 18th of each month from and including January 2001 through and including December 2001 (or, if any such date is not a Business Day, the next succeeding Business Day).

      SA5 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the SMI Index, as published by the SWX, on the 18th of each month from and including January 2002 through and including December 2002 (or, if any such date is not a Business Day, the next succeeding Business Day).

      SA6 means the arithmetic average, as determined by the Calculation Agent, of the closing prices of the SMI Index, as published by the SWX, on the 18th of each month from and including January 2003 through and including November 2003 and on December 15, 2003 (or, if any such date is not a Business Day, the next succeeding Business Day).

      SB1 means the closing price of the SMI Index, as published by the SWX, on December 18, 1997 (or, if such date is not a Business Day, the next succeeding Business Day).

      SB2 means the closing price of the SMI Index, as published by the SWX, on December 18, 1998 (or, if such date is not a Business Day, the next succeeding Business Day).

      SB3 means the closing price of the SMI Index, as published by the SWX, on December 17, 1999 (or, if such date is not a Business Day, the next succeeding Business Day).

      SB4 means the closing price of the SMI Index, as published by the SWX, on December 18, 2000 (or, if such date is not a Business Day, the next succeeding Business Day).

      SB5 means the closing price of the SMI Index, as published by the SWX, on December 18, 2001 (or, if such date is not a Business Day, the next succeeding Business Day).

      SB6 means the closing price of the SMI Index, as published by the SWX, on December 18, 2002 (or, if such date is not a Business Day, the next succeeding Business Day).

SUCCESSOR INDEXES

      If NKS discontinues publication of the Nikkei 225 Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the Nikkei 225 Index (any such successor or substitute index being hereinafter referred to as a "Successor Nikkei Index"), then the Indexed Principal Amount shall be determined by the Calculation Agent, on behalf of the Company, based on such Successor Nikkei Index. In the event that the Nikkei 225 Index or any Successor Nikkei Index ceases publication, the Calculation Agent, acting on behalf of the Company and in its sole discretion, shall calculate the Indexed Principal Amount based on the formula and method used in calculating the Nikkei 225 Index as of the Issue Date of the Notes using the closing values of appropriate securities on the Tokyo Stock Exchange (the "TSE"), as chosen in its sole discretion.

      If FTSE discontinues publication of the FT-SE(R) 100 Share Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the FT-SE(R) 100 Share Index (any such successor or substitute index being hereinafter referred to as a "Successor FTSE Index"), then the Indexed Principal Amount shall be determined by the Calculation Agent, on behalf of the Company, based on such Successor FTSE Index. In the event that the FT-SE(R) 100 Share Index or any Successor FTSE Index ceases publication, the Calculation Agent, acting on behalf of the Company and in its sole discretion, shall calculate the Indexed Principal Amount based on the formula and method used in calculating the FT-SE(R) 100 Share Index as of the Issue Date of the Notes using the closing values of appropriate securities traded on the London Stock Exchange (the "LSE") and SEAQ, as chosen in its sole discretion.

      If the Borse discontinues publication of the DAX(R) Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the DAX(R) Index (any such successor or substitute index being hereinafter referred to as a "Successor DAX Index"), then the Indexed Principal Amount shall be determined by the Calculation Agent, on behalf of the Company, based on such Successor DAX Index. In the event that the DAX(R)

Index or any Successor DAX Index ceases publication, the Calculation Agent, acting on behalf of the Company and in its sole discretion, shall calculate the Indexed Principal Amount based on the formula and method used in calculating the DAX(R) Index as of the Issue Date of the Notes using the closing values of appropriate securities traded on the Frankfurter Wertpapierborse (the Frankfurt Stock Exchange or "FWB"), as chosen in its sole discretion.

      If the SBF discontinues publication of the CAC 40 Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the CAC 40 Index (any such successor or substitute index being hereinafter referred to as a "Successor CAC Index"), then the Indexed Principal Amount shall be determined by the Calculation Agent, on behalf of the Company, based on such Successor CAC Index. In the event that the CAC 40 Index or any Successor CAC Index ceases publication, the Calculation Agent, acting on behalf of the Company and in its sole discretion, shall calculate the Indexed Principal Amount based on the formula and method used in calculating the CAC 40 Index as of the Issue Date of the Notes using the closing values of appropriate securities traded on the Bourse de Paris (the Paris Stock Exchange or "Paris Bourse"), as chosen in its sole discretion.

      If the SWX discontinues publication of the SMI Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the SMI Index (any such successor or substitute index being hereinafter referred to as a "Successor SMI Index"), then the Indexed Principal Amount shall be determined by the Calculation Agent, on behalf of the Company, based on such Successor SMI Index. In the event that the SMI Index or any Successor SMI Index ceases publication, the Calculation Agent, acting on behalf of the Company and in its sole discretion, shall calculate the Indexed Principal Amount based on the formula and method used in calculating the SMI Index as of the Issue Date of the Notes using the closing values of appropriate securities traded on the SWX, as chosen in its sole discretion.

      None of the Calculation Agent, the Company, or any Agent will have any responsibility for errors or omissions in making such calculations or determinations. The Calculation Agent shall not be an agent of the Holders of Notes, and its calculations and determinations hereunder shall (except in the case of manifest error) be final and binding on the Company and such Holders. The Company shall not bear any liability for any mistake, misstatement or misquotation of (i) the Nikkei 225 Index or any Successor Nikkei Index by NKS or any other publisher thereof,
(ii) the FT-SE(R) 100 Share Index or any Successor FTSE Index by FTSE or any other publisher thereof, (iii) the DAX(R) Index or any Successor DAX Index by the Borse or any other publisher thereof, (iv) the CAC 40 Index or any Successor CAC 40 Index by the SBF or any other publisher thereof or (v) the SMI Index or any Successor SMI Index by the SWX or any other publisher thereof.

PAYMENT DATE

      The Stated Maturity of the Notes is December 18, 2003. If Stated Maturity would otherwise be a day that is not a Business Day, Stated Maturity shall be postponed to the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar month, Stated Maturity shall be the immediately preceding Business Day.

EVENTS OF DEFAULT AND ACCELERATION

      In case an Event of Default (as described in the accompanying Prospectus) with respect to the Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes will be equal to the Indexed Principal Amount in respect of such Note, calculated in the manner set forth above as though the date of early repayment was the Stated Maturity of the Notes. If a case under the United States bankruptcy code is commenced in respect of the Company, the claim of a Holder of a Note may be limited, under Title 11 of the United States Code, to the face amount of such Note.

      In case of default in payment at the maturity date of the Notes (whether at Stated Maturity or upon acceleration), from and after the maturity date, the Notes shall bear interest, payable upon demand of the Trustee, at the rate of 6.40 % per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount is made or duly provided for.


                  DESCRIPTION OF NIKKEI 225 INDEX

      Unless otherwise stated, all information herein relating to the Nikkei 225 Index has been derived from the Stock Market Indices Data Bank published by NKS and other publicly available sources. Such information reflects the policies of NKS as of December 1, 1997 as stated in such sources; such policies are subject to change at the discretion of NKS.

      The Nikkei 225 Index is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 highly capitalized underlying stocks trading on the TSE representing a broad cross-section of Japanese industries. See Appendix A hereto for a list of the 225 underlying stocks as of December 1, 1997. All 225 underlying stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE.

      The Nikkei 225 Index is a modified, price-weighted index (i.e., an underlying stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each underlying stock by the corresponding weighting factor for such underlying stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the "Divisor"). The Divisor, initially set in 1949 at 225, was 10.010 as of December 1, 1997 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing yen 50 by the par value of the relevant underlying stock, so that the share price of each underlying stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of yen 50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the underlying stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

      In order to maintain continuity in the level of the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the underlying stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any underlying stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

      Underlying stocks may be deleted or added by NKS. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the underlying stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. Upon deletion of a stock from the underlying stocks, NKS will select a suitable replacement for such deleted underlying stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the underlying stocks. In such a case, an existing underlying stock with low trading volume and not representative of a market will be deleted by NKS.

      NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Index. The Notes are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this Pricing Supplement that NKS makes any representation or warranty, implied or express, to the Company, the Holders or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the Nikkei 225 Index to track general stock market performance. NKS has no obligation to take the needs of the Company or the Holders of the Notes into consideration in determining, composing or calculating the Nikkei 225 Index. NKS is not responsible for, and has not participated in the determination of, the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the equation by which the Indexed Principal Amount or any other amount payable with respect to the Notes is set. NKS has no obligation or liability in connection with the administration, marketing or trading of the Notes.

      NKS and the Company have entered into a license agreement providing for a license, in exchange for a fee, of certain trade and service marks with respect to indices owned and published by NKS in connection with the issuance of the Notes. The use of and reference to the Nikkei 225 Index in connection with the Notes have been consented to by NKS, the publisher of the Nikkei 225 Index.

      None of the Company, the Calculation Agent, the Trustee under the Senior Debt Indenture or any Agent accepts any responsibility for the calculation, maintenance or publication of the Nikkei 225 Index or any Successor Nikkei Index. NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Index or the manner in which such index is applied in determining the Indexed Principal Amount or any other amount payable in respect of the Notes.

Historical Data on Nikkei 225 Index

      The following table sets forth the highest and lowest daily closing price of the Nikkei 225 Index, as published by NKS, for each quarter during the period from October 1, 1992 through December 15, 1997, as well as the closing price of the Nikkei 225 Index as of the end of each such quarter or partial quarter. The historical values of the Nikkei 225 Index should not be taken as an indication of future performance.

                                             Daily Closing Prices
                                        --------------------------------
                                        Highest      Lowest       Period
                                         Level        Level         End
                                         -----        -----         ---
1992:
   4th Quarter                          17690.67     15993.48     16924.95

1993:
   1st Quarter                          19048.38     16287.45     18591.45
   2nd Quarter                          21076.00     18591.45     19590.00
   3rd Quarter                          21148.11     19590.00     20105.71
   4th Quarter                          20500.25     16078.71     17417.24

1994:
   1st Quarter                          20677.77     17369.74     19111.92
   2nd Quarter                          21552.81     19111.92     20643.93
   3rd Quarter                          20862.77     19468.89     19563.81
   4th Quarter                          20148.83     18666.93     19723.06

1995:
   1st Quarter                          19723.06     15749.77     16139.95
   2nd Quarter                          17103.69     14507.17     14517.40
   3rd Quarter                          18758.55     14485.41     17913.06
   4th Quarter                          20011.76     17337.19     19868.15

1996:
   1st Quarter                          21406.85     19734.70     21406.85
   2nd Quarter                          22666.80     21171.82     22530.75
   3rd Quarter                          22530.75     20107.11     21556.40
   4th Quarter                          21612.30     19161.71     19361.35

1997:
   1st Quarter                          19446.00     17303.65     18003.40
   2nd Quarter                          20681.07     17485.75     20604.96
   3rd Quarter                          20604.96     17683.27     17887.71
   4th Quarter (through December 15)    18178.26     15082.52     15904.39


      The closing price of the Nikkei 225 Index on December 17,
1997 was 16541.06.

      Since its inception, the Nikkei 225 Index has experienced significant daily price fluctuations. Any historical upward or downward trend in the closing level of the Nikkei 225

Index during any period set forth above is not any indication that the Nikkei 225 Index is more or less likely to increase or decline at any time during the term of the Notes.

The Tokyo Stock Exchange

      The TSE is one of the world's largest securities exchanges in terms of market capitalization. The TSE is a two-way, continuous, pure auction market. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

      Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on such trading day will generally be available in the United States by the opening of business on the same calendar day.

      The TSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances. These include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. In general, any stocks listed on the TSE cannot be traded at a price outside of these limits, which are stated in terms of absolute amounts of Japanese yen, and not percentage, changes from the closing price of the stock on the previous day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter orders and balance supply and demand for stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances including, for example, unusual trading activity in that stock. As a result, variations in the Nikkei 225 Index may be limited by price limitations, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Index which may, in turn, adversely affect the value of the Notes under certain circumstances.


               DESCRIPTION OF FT-SE(R) 100 SHARE INDEX

      Unless otherwise stated, all information herein relating to the FT-SE(R) 100 Share Index has been derived from publications of FTSE, the London Stock Exchange Limited (the "Exchange") and other publicly available sources. Such information reflects the policies of FTSE and the Exchange as of December 1, 1997 as stated in such sources; such policies are subject to change at the discretion of FTSE or the Exchange.

      The FT-SE(R) 100 Share Index is a stock index regulated and supervised by the Exchange and published, operated and distributed by FTSE that is intended to measure the composite price performance of the underlying stocks, which generally consist of the stocks of the largest 100 United Kingdom companies (determined on the basis of market capitalization) traded on the Exchange. See Appendix B hereto for a list of the stocks comprising the FT-SE(R) 100 Share Index as of December 1, 1997. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current share price. The FT-SE(R) 100 Share Index was first published on March 3, 1984 (with a base date of December 30, 1983) and is widely reported by newspapers (including The Wall Street Journal and the Financial Times) and other media. The underlying stocks represent a broad cross-section of United Kingdom industry and are among the most actively traded stocks on the Exchange.

      The value of the FT-SE(R) 100 Share Index is calculated at any particular time by multiplying the change in the market capitalization of the underlying stocks during a prescribed time period by a base value. The FT-SE(R) 100 Share Index currently is updated every minute between 8:30 A.M. and 4:30 P.M., London time.

      The FT-SE(R) 100 Share Index is a capital-weighted index (i.e., an underlying stock's weight in the index is based on the total market capitalization of the issuer, rather than on its price per share). Accordingly, a 5 percent price change in the first ranked underlying stock has a greater effect on the FT-SE(R) 100 Share Index than a 5 percent price change in the 100th ranked underlying stock. The base value of the index is recalculated to compensate for replacements of the underlying stocks or changes in the outstanding share capital of their issuers that result, for example, from rights issues or new stock issuances.

      Each calendar quarter, the FTSE Actuaries UK Indicies Committee undertakes a review of the underlying stocks and determines whether it is necessary to add or delete securities from the FT-SE(R) 100 Share Index based on the current market capitalization of their issuers. To maintain continuity, however, an underlying stock will only be deleted if (i) the market capitalization of the issuer of such stock has fallen to 111th place or below, or (ii) the market capitalization of the issuer of such stock has fallen to below 101st place, but above 111th place, in which case such stock shall be deleted only if it is necessary to create a place in the index for the stock of an issuer that is not included in the index at such time but whose market capitalization has risen to 90th place or better. A new underlying stock will be added if (i) the market capitalization of the issuer of such stock has risen to 90th place or better or
(ii) it is necessary to replace the stock of an issuer whose market capitalization has fallen to 111th place or below, in which case stocks of issuers not included in the index at such time will be added as necessary in the order of their market capitalization, up to the issuer then in 91st place. The six highest placed stocks not included in the index comprise a replacement list to be used in the event that one or more underlying stocks may be deleted from the index during the period between quarterly reviews. Such a deletion will result upon the delisting of an underlying stock, and may result upon a merger or takeover of its issuer or a suspension of trading in such stock. A new issue may be added to the index if, in the view of the FTSE Actuaries UK Indicies Committee, such new issue is so large that the effectiveness of the index as a market indicator would be significantly and adversely affected by its omission. In such a case, the underlying stock of the issuer with the lowest market capitalization would generally be removed, though the timing of the inclusion of any such new issue and the decision as to which underlying stock it shall replace are at the discretion of the FTSE Actuaries UK Indicies Committee.

      The performance of the FT-SE(R) 100 Share Index varies somewhat from other stock indices, such as the Financial Times All-Share Index published by The Financial Times Limited (the "FTL"), that measure the performance of a greater number of stocks listed on the LSE. Such performance differences reflect a number of complex factors including, among other things, the relatively greater volatility of the stocks of smaller companies that are not included among the underlying stocks and the greater sensitivity of the FT-SE(R) 100 Share Index to the performance of industries, such as the petroleum industry, that tend to be represented by larger companies.

      FTSE is under no obligation to continue the calculation and dissemination of the FT-SE(R) 100 Share Index. The Notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the Exchange or by the Financial Times Ltd. (the "FTL") and neither FTSE nor the Exchange nor the FTL makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FT-SE(R) 100 Share Index and/or the figure at which the FT-SE(R) 100 Share Index stands on any particular day or otherwise. The FT-SE(R) 100 Share Index is compiled and calculated solely by FTSE. However, neither FTSE nor the Exchange nor the FTL shall be liable (whether in negligence or otherwise) to any person for any error in the FT-SE(R) 100 Share Index and neither FTSE nor the Exchange nor the FTL shall be under any obligation to advise any person, including a purchaser or vendor of any of the Notes, of any error therein. FTSE has no obligation to take the needs of the Company or Holders of the Notes into consideration in determining, composing or calculating the FT-SE(R) 100 Share Index. FTSE is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the equation by which the Indexed Principal Amount or any other amount payable with respect to the Notes is set. FTSE has no obligation or liability in connection with the administration, marketing or trading of the Notes.

      "FTSE(R)" is a registered trade mark of the London Stock Exchange Limited and the Financial Times Limited and is used by FTSE International Limited under license. FTSE International Limited and the Company have entered into a license agreement providing for a license, in exchange for a fee, of certain trade and service marks with respect to indices owned and published by FTSE in connection with the issuance of the Notes. The use of and reference to the FT-SE(R) 100 Share Index in connection with the Notes have been consented to by FTSE, the publisher of the FT-SE(R) 100 Share Index.

      None of the Company, the Calculation Agent, the Trustee under the Senior Debt Indenture or any Agent accepts any responsibility for the calculation, maintenance or publication of the FT-SE(R) 100 Share Index or any Successor FTSE Index. FTSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the FT-SE(R) 100 Share Index or the manner in which such index is applied in determining any Indexed Principal Amount or any other amount payable with respect to the Notes.

Historical Data on the FT-SE(R) 100 Share Index

      The following table sets forth the highest and lowest daily closing price of the FT-SE(R) 100 Share Index, as published by FTSE, for each quarter during the period from October 1, 1992 through December 15, 1997, as well as the closing price of the FT-SE(R) 100 Share Index as of the end of each such quarter or partial quarter. The historical values of the FT-SE(R) 100 Share Index should not be taken as an indication of future performance.

                                              Daily Closing Prices
                                        -------------------------------
                                        Highest     Lowest       Period
                                         Level       Level         End
                                         -----       -----         ---
1992:
  4th Quarter                           2847.80     2446.30      2846.50

1993:
  1st Quarter                           2957.32     2737.60      2878.67
  2nd Quarter                           2907.60     2786.33      2899.95
  3rd Quarter                           3100.62     2814.12      3037.47
  4th Quarter                           3461.96     3037.47      3418.42

1994:
  1st Quarter                           3520.27     3086.40      3086.40
  2nd Quarter                           3168.30     2876.60      2919.20
  3rd Quarter                           3265.10     2919.20      3026.30
  4th Quarter                           3146.50     2943.40      3065.54

1995:
  1st Quarter                           3176.20     2954.18      3137.90
  2nd Quarter                           3403.80     3137.90      3314.60
  3rd Quarter                           3570.78     3314.60      3508.25
  4th Quarter                           3689.30     3460.10      3689.30

1996:
  1st Quarter                           3781.30     3639.52      3699.70
  2nd Quarter                           3587.10     3678.80      3711.00
  3rd Quarter                           3977.20     3632.30      3953.70
  4th Quarter                           4118.50     3900.40      4118.50

1997:
  1st Quarter                           4444.30     4056.60      4312.90
  2nd Quarter                           4783.10     4214.60      4604.60
  3rd Quarter                           5244.20     4604.60      5244.20
  4th Quarter (through December 15)     5330.80     4711.00      5121.80


      The closing price of the FT-SE(R) 100 Share Index on December 17, 1997 was 5190.90.

      Since its inception, the FT-SE(R) 100 Share Index has experienced significant daily price fluctuations. Any historical upward or downward trend in the closing level of the FT-SE(R) 100 Share Index during any period set forth above is not any indication that the FT-SE(R) 100 Share Index is more or less likely to increase or decline at any time during the term of the Notes.

The London Stock Exchange, SEAQ and SETS

      The LSE is the largest established securities market in the United Kingdom and one of the world's largest securities exchanges in terms of market capitalization. Trading on the LSE takes place in quantity of shares, rather than in round lots. The rules of the LSE currently place no limits on daily permissible price movements in the trading of listed securities. SEAQ is the LSE's electronic price information system, which acts as an interface between market-makers and their customers. Throughout the trading day, 30 registered market-makers are obliged to display to the market their bid and offer prices and the maximum bargain size to which these prices relate. All equity prices displayed on SEAQ are firm. Trading hours on the LSE and SEAQ currently begin at 8:30 A.M. and end at 4:30 P.M., London time.

      Prior to settlement, the LSE requires each member firm to report details of its transactions to the stock-exchange checking service to ensure that both parties agree on all aspects of their transactions. Once through this checking service, transactions are passed to the LSE's computer- based system for settlement.

      On October 20, 1997, the LSE changed the way in which the stocks of its largest domestic issuers are traded through the introduction of SETS (Stock Exchange Electronic Trading Service). SETS was designed to replace the SEAQ structure as the means for trading in the stocks of issuers that comprise the FT-SE(R) 100 Share Index. At the heart of the changes was the introduction of an electronic order book, which now enables buyers and sellers to post their bid and sell prices and to have their trades "matched" automatically on the screen. The system is designed to allow investors to place buy and sell orders on to the order book through a member firm of the LSE. Those orders are displayed on-screen through a central electronic system and the trade completed (or "executed") automatically when the order matches with a corresponding buy or sell order. An LSE working party is currently considering the most appropriate structure for trading non-FTSE 100 shares, which in the meantime are expected to continue to be traded as at present.

      Due to the time zone difference between New York City and London, on any normal trading day, trading on the underlying stocks of the FT-SE(R) 100 Share Index on the LSE and SETS will cease prior to the end of the trading day in New York City. The Official Index Closing Price of the FT-SE(R) 100 Share Index is generally issued at 3:30 P.M., London time and will therefore generally be available in the United States shortly after 10:30 A.M., New York City time. The time zone difference between New York City and London may vary at certain times of the year due to different beginning and ending dates of Daylight Savings Time in New York City and the comparable British Summer Time in London.

                   DESCRIPTION OF THE DAX(R) INDEX

      Unless otherwise stated, all information on the DAX(R) Index contained herein is derived from sources published by the Borse, the entity formed in 1993 for the purpose of supporting and assuming control of the FWB and the Deutsche Terminborse (the German Futures and Options Exchange or "DTB"), or from other publicly available sources. Such information reflects the policies of the Borse and the FWB as of December 1, 1997 as stated in such sources; such policies are subject to change in the discretion of the Borse or the FWB.

      The DAX(R) Index is a stock index sponsored by the Borse that measures the composite price performance of selected blue-chip German stocks (each, an "Underlying DAX Stock"). Information regarding the DAX(R) Index is reported internationally by newspapers such as The Wall Street Journal and Financial Times, the Reuters News Service and other media on a daily basis. The DAX(R) Index is based on 30 Underlying DAX Stocks trading on the FWB that represent ten broad industry groups (see Appendix C for a list of these Underlying DAX Stocks as of December 1, 1997). All of the issuers of the 30 Underlying DAX Stocks are domestic German companies listed in the continuously traded "official market" of the FWB. As a general rule, the Underlying DAX Stocks must have been listed on the FWB for at least three years prior to being included in the DAX(R) Index. Among the selection criteria used by the Borse in selecting the Underlying DAX Stocks are the volume of trading in the stock, the issuer's market capitalization, the existence of early opening prices and the extent to which composition of the index is representative of the German economy. Options and futures contracts on the DAX(R) Index and options on such futures are traded on the DTB.

      The DAX(R) Index is a capitalization-weighted performance index. The weight of each of the Underlying DAX Stocks in the index is based on its share of the total listed capitalization of the issuers of the Underlying DAX Stocks (including both preferred and common shares listed for trading on the FWB as well as shares held in treasury). The proportion of the DAX(R) Index that a particular Underlying DAX Stock currently represents, expressed as a percentage, is equivalent to the current market value of the issuer expressed as a percentage of the current total market value of all issuers of Underlying DAX Stocks. Accordingly, a given change in the trading price of the most heavily-weighted Underlying DAX Stock will have a greater influence on the level of the DAX(R) Index than an equivalent percentage change in the trading price of the least heavily-weighted Underlying DAX Stock.

      The DAX(R) Index is calculated by (i) multiplying the per share price of each Underlying DAX Stock by the corresponding weighting factor for such Underlying DAX Stock (a "Weighting Factor"), (ii) calculating the sum of all such products, (iii) dividing such sum by a divisor and (iv) multiplying the result by a base figure of 1,000 (the base value of the DAX(R) Index on December 30, 1987). The divisor was 14,289.59 on December 1, 1997 and changes only upon changes in the composition of the Underlying DAX Stocks. The Weighting Factor is calculated by multiplying 100 times the number of shares of the Underlying DAX Stock listed and declared to be deliverable on the FWB on December 31, 1987 by a chain index factor used to avoid a break in the index calculation as a result of changes in the Underlying DAX Stocks. The Weighting Factor for each of the Underlying DAX Stocks is calculated each trading day and published by the Borse. The level of the DAX(R) Index is computed each minute throughout trading on the FWB, which lasts from 10:30 a.m. to 1:30 p.m. on each day the FWB is open for business. The prices used in this computation are the quoted trading prices on the FWB and the official closing value of the DAX(R) Index on a day the FWB is open for trading is based upon the last prices quoted on the floor of the FWB prior to the close of trading. The value of the DAX(R) Index, however, is not disseminated by the Borse until opening prices are available for at least 15 Underlying Stocks representing at least 70% of the capitalization of the index. Thereafter, with respect to any Underlying DAX Stock that has not yet opened for trading, the DAX(R) Index is calculated using the previous day's closing price for those components. The DAX(R) Index is also computed on the basis of trading prices, best asked prices and best bid prices on the Integrated Stock Exchange Trading and Information System ("IBIS"), a nationwide computer-assisted trading system on which each of the Underlying DAX Stocks, as well as a number of bonds, are traded, from 8:30 a.m. to 5:00 p.m. Frankfurt time. On November 28, 1997, the FWB partially replaced IBIS with XETRA, a new computer-assisted trading system. XETRA is not currently used by any other German stock exchange; however, there are plans to replace IBIS with XETRA throughout Germany in the future.

      In order to maintain continuity in the level of the DAX(R) Index in the event of certain changes due to non-market factors affecting the Underlying DAX Stocks, such as the addition, deletion or substitution of such Underlying DAX Stocks, dividends, stock splits, rights offerings, changes in capital or par value or distributions of assets to stockholders, the DAX(R) Index is adjusted by correction factors designed to prevent any instantaneous change or discontinuity in the level of the DAX(R) Index. As a result of the application of such correction factors, the level of the DAX(R) Index immediately after any such change will equal the level of the DAX(R) Index immediately prior to such change.

      Underlying DAX Stocks may be deleted, added or substituted by the Borse. The portfolio of Underlying DAX Stocks is reviewed once each year by the Borse (generally in September) to maintain the representative nature of the DAX(R) Index. Issuers meeting specified objective criteria with regard to trading volume and market capitalization are identified and ranked so as to identify candidates for substitution. These candidates are then evaluated by the Borse with regard to a number of other criteria, including liquidity, trading volume and the membership of issuers in particular industry sectors. To ensure the continuity and representative nature of the index, the Borse also considers the period of time over which a particular issuer has met the criteria for addition or deletion and the existence of any cross-shareholdings or other interrelationships between candidates for inclusion and other issuers of Underlying DAX Stocks. In order for a substitution to be made, the added issuer must outrank the deleted issuer on the qualitative criteria of trading volume and market capitalization, though all of the criteria noted above are taken into account in the Borse's final decision. Underlying DAX Stocks may also be deleted on the basis of specific events concerning the issuer, including bankruptcy, merger of the issuer into another company and the delisting of the Underlying DAX Stock from the FWB. Any changes in the composition of the Underlying DAX Stocks will be published in advance by the Borse.

      The Borse is under no obligation to continue the calculation and dissemination of the DAX(R) Index. The Notes are not sponsored, sold or promoted by the Borse or the FWB. No inference should be drawn from the information contained in this Pricing Supplement that either the Borse or the FWB makes any representation or warranty, implied or express, to the Company, Holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the DAX(R) Index to track general stock market performance. The Borse has no obligation to take the needs of the Company or the Holders of the Notes into consideration in determining, composing or calculating the DAX(R) Index. Neither the Borse nor the FWB is responsible for, or has participated in the determination of the timing of, prices for or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Indexed Principal Amount or any other amount payable with respect to the Notes is set. Neither the Borse nor the FWB have any obligation or liability in connection with the administration, marketing or trading of the Notes.

      The Borse and the Company have entered into a license agreement providing for a license, in exchange for a fee, of certain trade and service marks with respect to indices owned and published by the Borse in connection with the issuance of the Notes. The use of and reference to the DAX(R) Index in connection with the Notes have been consented to by the Borse, the publisher of the DAX(R) Index and the FWB.

      None of the Company, the Calculation Agent, the Trustee under the Senior Debt Indenture or any Agent accepts any responsibility for the calculation, maintenance or publication of the DAX(R) Index or any Successor DAX Index. The Borse disclaims all responsibility for any errors or omissions in the calculation and dissemination of the DAX(R) Index or the manner in which such index is applied in determining any Indexed Principal Amount or other amount due in respect of the Notes.

Historical Data on the DAX(R) Index

      The following table sets forth the highest and lowest daily closing price of the DAX(R) Index, as published by the Borse, for each quarter during the period from October 1, 1992 through December 15, 1997, as well as the closing price of the DAX(R) Index as of the end of each such quarter or partial quarter. The historical values of the DAX(R) Index should not be taken as an indication of future performance.

                                             Daily Closing Prices
                                        -------------------------------
                                        Highest     Lowest       Period
                                         Level       Level         End
                                         -----       -----         ---
1992:
  4th Quarter                           1551.65     1420.30      1545.05

1993:
  1st Quarter                           1717.40     1516.50      1684.21
  2nd Quarter                           1708.33     1603.04      1697.63
  3rd Quarter                           1944.89     1692.17      1915.71
  4th Quarter                           2266.68     1912.09      2266.68

1994:
  1st Quarter                           2267.98     2020.33      2133.11
  2nd Quarter                           2271.11     1968.82      2025.34
  3rd Quarter                           2212.85     2011.75      2011.75
  4th Quarter                           2110.75     1960.59      2106.58

1995:
  1st Quarter                           2135.04     1910.96      1922.59
  2nd Quarter                           2148.68     1922.59      2083.93
  3rd Quarter                           2317.01     2083.93      2187.04
  4th Quarter                           2289.77     2096.08      2253.88

1996:
  1st Quarter                           2525.42     2253.88      2485.87
  2nd Quarter                           2573.69     2457.49      2561.39
  3rd Quarter                           2666.55     2447.80      2651.85
  4th Quarter                           2909.91     2651.85      2888.69

1997:
  1st Quarter                           3460.59     2848.77      3429.05
  2nd Quarter                           3805.29     3215.24      3785.77
  3rd Quarter                           4438.93     3785.77      4167.85
  4th Quarter (through December 15)     4347.24     3567.22      4060.04


      The closing price of the DAX(R) Index on December 17, 1997 was 4158.68.

      Since its inception, the DAX(R) Index has experienced significant daily price fluctuations. Any historical upward or downward trend in the closing level of the DAX(R) Index during any period set forth above is not any indication that the DAX(R)
Index is more or less likely to increase or decline at any time during the term of the Notes.

The Frankfurt Stock Exchange

      The FWB is the largest stock exchange in Germany and the fourth largest stock exchange in the world, currently accounting for approximately 77% of total stock exchange transactions in Germany. The membership of the FWB currently includes approximately 150 commercial banks, including approximately 60 foreign banks and approximately 114 market makers. The FWB market is a two-way, continuous pure auction market. Trading hours are currently from 10:30 a.m. to 1:30 p.m., Frankfurt time, on each day the FWB is open for trading.

      The FWB has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances. These include set tick sizes, required signaling of price markups or markdowns exceeding certain specified limits and delays in the determination of prices in the case of such markups or markdowns, with such prices only being set by market makers after consultation with FWB officials. Investors should also be aware that the FWB may suspend the trading of individual stocks in certain limited circumstances, including, for example, the temporary endangerment of orderly trading or the determination by the FWB that the public does not appear to be sufficiently informed about particular events relating to a given issuer. In such cases, quotation of the stock is suspended and all outstanding orders canceled. As a result, variations in the DAX(R) Index may be limited by price delays or limitations or by suspension of trading on individual Underlying DAX Stocks which may, in turn, adversely affect the value of the Notes.

                  DESCRIPTION OF THE CAC 40 INDEX

      Unless otherwise stated, all information on the CAC 40 Index contained herein is derived from sources published by the SFB, the Paris Bourse and from other publicly available sources. Such information reflects the policies of the SFB and the Paris Bourse as of December 1, 1997 as stated in such sources; such policies are subject to change in the discretion of the SFB or the Paris Bourse.

      The CAC 40 Index is a stock index established by the SBF that is intended to measure the composite price performance of its component stocks and that serves as a basis for futures and options traded on Marche a Terme International de France and the Marche des Options Negociables de Paris, the financial futures and options markets, respectively, of France. The CAC 40 Index is based on a selection of 40 French stocks, generally chosen from among the stocks of the 100 largest companies (determined on the basis of market capitalization, calculated by multiplying the number of shares outstanding by the company's current share price) listed on the Marche a Reglement Mensuel or monthly settlement market of the Paris Bourse (the "RM Market") and widely held by French and foreign institutional and individual investors. Appendix D hereto contains a list of such stocks as of December 1, 1997. In addition, the number of shares of each of the component stocks available for trading must be sufficient to assure the liquidity of such stock, and the historical direction of the price and trading volume of such stocks generally must reflect the collective performance of the RM Market. Furthermore, the component stocks ultimately selected from among the stocks satisfying the foregoing requirements are intended to reflect, to the extent practicable, the representation of various industry segments in the RM Market. In the period from January 1, 1996 to December 31, 1996, the component stocks of the CAC 40 Index accounted for 75% of the traded volume on the RM Market and, on December 31, 1996, 73% of the market capitalization of the stocks of the 100 largest companies listed on the RM Market.

      The value of the CAC 40 Index is calculated at any particular time by dividing the current market capitalization of the component stocks by a base market value, which is subject to periodic adjustment as set forth below.

     CAC 40 Index  =  1000   x   Sum of current market values
                                 -------------------------------
                                 Base market value (as adjusted)


      In order to maintain CAC 40 Index continuity in the event of certain changes affecting component stocks, such as the addition or deletion of stocks, the substitution of one stock for another, stock splits, free allotment of shares, new stock issues or the distribution of assets to shareholders, the divisor, or base market value, used in calculating the CAC 40 Index is adjusted in a manner designed to prevent an instantaneous change of value in the CAC 40 Index. The divisor is adjusted to ensure that the sum of all new component stock prices divided by the new divisor will equal the value of the CAC 40 Index prior to the change. This adjustment ensures that the first calculated value of the CAC 40 Index on the day the relevant change occurs is the same as the previous day's last calculated value of the CAC 40 Index at 5:00 p.m., Paris time. The value of the CAC 40 Index is calculated and broadcast every 30 seconds from 10:00 a.m. to 5:00 p.m., Paris time, throughout the trading session in order to provide accurate information on a continuous real-time basis.

      The CAC 40 index is a capital-weighted index (i.e., a component stock's weight in the index is based on the total market capitalization of the issuer, rather than on its price per share). Accordingly, a 5 percent price change in the component stock ranked first in total market capitalization has a greater effect on the CAC 40 Index than a 5 percent price change in the component stock ranked last in total market capitalization.

      The SBF has delegated to an independent commission (the "Advisory Commission") the responsibility of managing the composition of the stocks that comprise the CAC 40 Index. This Advisory Commission is composed of seven financial experts (one of whom must be the President of the SBF). Its function is to ensure that the CAC 40 Index is representative and reliable. The Advisory Commission indirectly reviews the component securities of the CAC 40 Index each quarter and adds securities to and deletes securities from the CAC 40 Index based on the current market capitalization of the issuers.

      Whenever the SBF determines that the CAC 40 Index is not fully representative of the underlying market, calculation of the CAC 40 Index is replaced with an indicator known as the "eclaireur de tendance" (the "Eclaireur"). This substitution takes place when trading is suspended in component stocks representing more than 35% of the total market capitalization of the CAC 40 Index. This occurs on a regular basis each morning after the market opens until there are first quoted prices for a sufficient number of component stocks, which usually takes one to two minutes. When component stocks representing more than 65% of the total capitalization of the CAC 40 Index are traded, the CAC 40 Index is still calculated based on either the current price or the last available price of each of the component stocks in the CAC 40 Index.

      The Eclaireur expresses, as a percentage and with reference to the last value of the CAC 40 Index broadcast (the "Reference Index") before the substitution of the Eclaireur for such value, the change in the underlying market of only those component stocks traded at that time.
The Eclaireur consists of the following elements:

           (a) the percentage change (positive or negative) of the current market value of the component stocks actually traded, with respect to their market value in the Reference Index;

           (b)  the number of the component stocks actually traded;
                and

           (c) the relative market capitalization of the component stocks actually traded, expressed as a percentage of the total market capitalization of the Reference Index.

      The CAC 40 Index can be approximated by (i) adding to the Reference Index the product of (a), (c) and the Reference Index or (ii) adding to the Reference Index the product of (a) and the Reference Index.

      If, as a result of the suspension of quotations affecting the component stocks, the Eclaireur cannot be calculated on the basis of stocks comprising at least 25% of the market capitalization of the CAC 40 Index, quotations are suspended on the options and futures markets derived from the CAC 40 Index for a 30 minute period of time, at the end of which the options and futures market authorities may agree to resume quotations of such options and futures.

      The SBF is under no obligation to continue the calculation and dissemination of the CAC 40 Index. The SBF-Paris Bourse, owner of the trademark and of the index, does not sponsor, endorse or participate in the marketing of the Notes. The SBF-Paris Bourse makes no warranty or representation to any person, express or implied, as to the figure at which the CAC 40 Index stands at any particular time, nor as to the results or performance of the index-linked Notes. Nor shall the SBF-Paris Bourse be under any obligation to advise any person, including a purchaser or vendor of any of the Notes, of any error in the published level of the CAC 40 Index. The SBF-Paris Bourse has no obligation to take the needs of the Company or the Holders of the Notes into consideration in determining, composing or calculating the CAC 40 Index. The SBF-Paris Bourse is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the equation by which the Indexed Principal Amount or any other amount payable with respect to the Notes is set. The SBF-Paris Bourse has no obligation or liability in connection with the administration, marketing or trading of the Notes.

      "CAC 40" is a registered trademark of the Societe des Bourses Francaises-Paris Bourse, which designates the index that the SBF-Paris Bourse calculates and publishes. The SBF-Paris Bourse and the Company have entered into a license agreement providing for a license, in exchange for a fee, of certain trade and service marks with respect to indices owned and published by the SBF-Paris Bourse in connection with the issuance of the Notes. Authorization to use the CAC 40 Index and the "CAC 40" trademark in connection with the Notes has been granted by such license.

      None of the Company, the Calculation Agent, the Trustee under the Senior Debt Indenture or any Agent accepts any responsibility for the calculation, maintenance or publication of the CAC 40 Index or any Successor CAC Index. The SBF disclaims all responsibility for any errors or omissions in the calculation and dissemination of the CAC 40 Index or the manner in which such index is applied in determining the Indexed Principal Amount or any other amount payable in respect of the Notes.

Historical Data on the CAC 40 Index

      The following table sets forth the highest and lowest daily closing price of the CAC 40 Index, as published by the SBF, for each quarter during the period from October 1, 1992 through December 15, 1997, as well as the closing price of the CAC 40 Index as of the end of each such quarter or partial quarter. The historical values of the CAC 40 Index should not be taken as an indication of future performance.

                                             Daily Closing Prices
                                        --------------------------------
                                        Highest     Lowest        Period
                                         Level       Level         End
                                         -----       -----         ---
1992:
  4th Quarter                           1870.28     1611.04      1857.78

1993:
  1st Quarter                           2035.91     1772.21      2031.38
  2nd Quarter                           2031.38     1835.72      1971.87
  3rd Quarter                           2216.49     1925.44      2114.63
  4th Quarter                           2281.89     2070.61      2268.22

1994:
  1st Quarter                           2355.93     2081.94      2081.94
  2nd Quarter                           2195.17     1890.78      1892.00
  3rd Quarter                           2107.07     1866.18      1879.25
  4th Quarter                           1982.71     1824.42      1881.15

1995:
  1st Quarter                           1901.79     1721.80      1859.48
  2nd Quarter                           2017.27     1855.70      1858.82
  3rd Quarter                           1984.44     1767.58      1788.35
  4th Quarter                           1905.14     1721.14      1871.97

1996:
  1st Quarter                           2044.77     1871.97      2044.77
  2nd Quarter                           2146.79     2044.77      2123.70
  3rd Quarter                           2132.81     1954.10      2132.81
  4th Quarter                           2349.11     2123.21      2315.73

1997:
  1st Quarter                           2709.21     2256.97      2656.68
  2nd Quarter                           2893.64     2514.52      2858.26
  3rd Quarter                           3075.67     2770.49      3008.26
  4th Quarter (through December 15)     3094.01     2651.33      2838.27



           The closing price of the CAC 40 Index on December 17,
1997 was 2893.25.

           Since its inception, the CAC 40 Index has experienced significant daily price fluctuations. Any historical upward or downward trend in the closing level of the CAC 40 Index during any period set forth above is not any indication that the CAC 40 Index is more or less likely to increase or decline at any time during the term of the Notes.

The Paris Stock Exchange

      The Paris Bourse is regulated by the Conseil des Bourses de Valeurs (the French Stock Exchange Council or "CBV"), which determines the rules under which the exchange and brokerage firms operate. The SBF is a separate entity that has been charged with implementing decisions taken by the CBV and ensuring that the market operates smoothly. In 1991, the CBV added securities traded on the regional stock exchanges to those traded on the Paris Stock Exchange to form a nationwide securities market.

      Trades on the Paris Bourse may be in cash or on account on the RM Market. Cash transactions are the least actively traded of French and foreign stocks on the official list while the most actively traded equities are on a monthly settlement basis. Trading takes place through a centralized order-driven system with exchange members acting as brokers. The SBF is authorized to suspend trading temporarily in any security or set a limit on price fluctuations, should it feel that this is in the interests of the market. In order to accomplish this aim, securities are classified into three different categories, each with its own trading hours, maximum authorized daily price fluctuation and time limit on halts in trading. Class CA shares are in the first category and are permitted to fluctuate at 10 percent above or below the previous day's closing price. Trading is halted for 15 minutes if prices rise above or fall below this limit. The subsequent permitted fluctuation is 5 percent above or below the price when trading was halted, to a maximum of 21.20 percent above and 18.75 percent below the previous day's closing price. Class CB shares, the second category, are permitted to fluctuate at 5 percent above or below the previous day's closing price. Trading is halted for 30 minutes if prices rise above or fall below this limit. The subsequent permitted fluctuation is 2.5 percent above or below the price when trading was halted, to a maximum of 10.15 percent above and 9.60 percent below the previous day's closing price. The final category of shares, Class FA, are only permitted to be traded between 11:30 A.M. and 4:00 P.M, Paris time. Class FA shares are only permitted to fluctuate at 5 percent above or below the previous day's closing price. No halt in trading is specified for these shares but the subsequent permitted fluctuation is 5 percent above or below the price recorded at 11:30 A.M. when trading commenced. The Paris Bourse is open for continuous trading from 10:00 A.M. to 5:00 P.M, Paris time.

      Clearance of trades is through RELIT, a system based on delivery-against-payment.

                   DESCRIPTION OF THE SMI INDEX

      Unless otherwise stated, all information on the SMI Index contained herein is derived from sources published by the SWX or from other publicly available sources. Such information reflects the policies of the SWX as of December 1, 1997 as stated in such sources; such policies are subject to change in the discretion of the SWX.

      The SMI Index comprises 20 to 24 liquid securities of highly capitalized companies, which are permanently traded on the SWX and may be held by non-Swiss nationals. Appendix E hereto contains a list of the securities comprising the SMI Index as of December 1, 1997.

      It is occasionally necessary to make changes in the structure of the SMI Index. The turnover of the security in question is the dominant criterion for the decision to implement a change. Under certain circumstances, the sector mix of the SMI Index and the market capitalization of the security concerned may also play a role. In principle, the index commission is reluctant to change the structure of the SMI Index and only proposes adjustments if long-term shifts on the market are clearly evident and if the changes will make the SMI Index more meaningful. As a rule, changes are only implemented on July 1, after advance notice of at least six months has been given.

      The number of shares in actual circulation is used as the relevant number of shares in determining the SMI Index amount. The number of reserved shares may alter daily because options and conversion rights are exercised. In order to keep costs for operation of the SMI Index within limits, the number of shares for the SMI Index calculation is ascertained twice a year, on June 15 and December 15, directly from the companies involved, and included in the SMI Index calculation at the start of the following six months. The capital factor is adjusted in line with the principles for handling capital transactions. In cases where capital transactions will lead to an adjustment of the investor's portfolio, the adjustment of the number of securities is undertaken on the day in question.

      The SMI Index is calculated on a real-time basis from the opening to the close of stock exchange trading, so that the SMI
Index is updated with every new price.

      The SMI Index was fixed at 1,500 points on June 30, 1988.
Real-time calculation began on October 3, 1988. A historic series of indexes with daily closing prices and high and low monthly prices has existed since December 30, 1987.

      The SWX is under no obligation to continue the calculation and dissemination of the SMI Index. The Notes are not in any way sponsored, endorsed, sold or promoted by the SWX and the SWX makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI Index and/or the figure at which the SMI Index stands on any particular day or otherwise. The SMI Index is compiled and calculated solely by the SWX. However, the SWX shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI Index and shall not be under any obligation to advise any person, including a purchaser or vendor of any of the Notes, of any error therein. The SWX has no obligation to take the needs of the Company or the Holders of the Notes into consideration in determining, composing or calculating the SMI Index. The SWX is not responsible for, and has not participated in the determination of the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the equation by which the Indexed Principal Amount or any other amount payable with respect to the Notes is set. The SWX has no obligation or liability in connection with the administration, marketing or trading of the Notes.

      SMI(R) is a registered trademark of the SWX. The SWX and the Company have entered into a license agreement providing for a license, in exchange for a fee, of certain trade and service marks with respect to indices owned and published by the SWX in connection with the issuance of the Notes. The use of and reference to the SMI Index in connection with the Notes have been consented to by the SWX as the owner and publisher of the SMI Index.

      None of the Company, the Calculation Agent, the Trustee under the Senior Debt Indenture or any Agent accepts any responsibility for the calculation, maintenance or publication of the SMI Index or any Successor SMI Index. The SWX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the SMI Index or the manner in which such index is applied in determining the Indexed Principal Amount or any other amount payable in respect of the Notes.

Historical Data on the SMI Index

      The following table sets forth the highest and lowest daily closing price of the SMI Index, as published by the SWX, for each quarter during the period from October 1, 1992 through December 15, 1997, as well as the closing price of the SMI Index as of the end of each such quarter or partial quarter. The historical values of the SMI Index should not be taken as an indication of future performance.

                                             Daily Closing Prices
                                        -------------------------------
                                        Highest     Lowest       Period
                                         Level       Level         End
                                         -----       -----         ---
1992:
  4th Quarter                           2107.0      1787.3       2107.0

1993:
  1st Quarter                           2190.3      2049.5       2190.3
  2nd Quarter                           2376.7      2122.9       2376.7
  3rd Quarter                           2502.4      2315.1       2473.1
  4th Quarter                           2972.6      2473.1       2957.6

1994:
  1st Quarter                           3178.4      2768.5       2794.8
  2nd Quarter                           2887.8      2544.2       2608.8
  3rd Quarter                           2674.5      2474.5       2534.4
  4th Quarter                           2673.5      2458.6       2628.8

1995:
  1st Quarter                           2642.4      2450.3       2508.9
  2nd Quarter                           2845.6      2508.9       2825.3
  3rd Quarter                           3045.5      2781.3       3014.8
  4th Quarter                           3317.1      3014.8       3297.7

1996:
  1st Quarter                           3677.0      3191.4       3646.5
  2nd Quarter                           3732.9      3521.6       3732.9
  3rd Quarter                           3810.0      3482.6       3736.4
  4th Quarter                           3948.3      3723.1       3942.2

1997:
  1st Quarter                           4684.4      3922.9       4659.2
  2nd Quarter                           5700.3      4463.9       5620.6
  3rd Quarter                           6012.6      5216.7       5673.6
  4th Quarter (through December 15)     6103.2      5279.7       5986.6



           The closing level of the SMI Index on December 17, 1997 was 6122.1.

           Since its inception, the SMI Index has experienced significant daily price fluctuations. Any historical upward or downward trend in the closing level of the SMI Index during any period set forth above is not any indication that the SMI Index is more or less likely to increase or decline at any time during the term of the Notes.

The Swiss Stock Exchange

      The SWX features an electronic platform which ensures both fully automated trading and integrated settlement of all stock market transactions. Electronic trading begins with the investor: member banks' investment advisors register incoming orders from their customers in their trading system. These data are forwarded to the trader and checked, or fed directly into the trading system by the trader. From here they go to the central exchange system of SWX, which acknowledges receipt of the order, assigns a time stamp to it and verifies its formal correctness.

      Depending on the type of transaction, the data are also transmitted to third-party data vendors. In the fully automated exchange system in use at SWX, buy and sell orders are matched according to clearly defined rules (so-called matching rules). Regardless of their size or origin, trading orders are executed according to price (first priority) and the time received (second priority); this is known as price/time priority. Each trade triggers an automatic settlement through the Swiss Securities Clearing Corporation (SEGA) and the Swiss National Bank (SNB).

      Trading at the SWX is divided into three periods: pre-opening, opening and current trading. During current trading, transactions in some securities may be briefly interrupted under certain circumstances. Pre-opening starts at 4.30 p.m. (5.00 p.m. for Swiss government bonds) on the previous business day and lasts until 10:00 p.m. (all times are Zurich times). It resumes at 6:00 p.m. on the current business day. Orders (bids and offers) may be entered or deleted in the electronic orderbook during pre-opening times, but no actual trades are made. A theoretical opening price is continuously calculated and displayed for the guidance of traders.

      The opening determines the opening price and executes the orders according to the matching rules. This procedure takes place at 8:30 a.m. for Swiss government bonds, 9:30 a.m. for all other bonds, 10:00 a.m. for stocks and 10.15 a.m. for derivatives. For establishing the opening price at the start of trading (or upon resumption of trading after an interruption), the highest-execution principle is used; in other words, the price is fixed in such a manner as to achieve the largest possible turnover.

      After the opening, permanent trading begins. New orders are continuously matched with existing ones. The matching rules are also applicable here. All orders are stored in the orderbook until a counterpart is found.

      Trading in all exchange products stops at 4.30 p.m. (5.00 p.m. for all Swiss government bonds), which marks the start of pre-opening for the following business day. Orders can be placed up to 10:00 p.m. and again from 6:00 a.m. onwards.

      At the SWX, permanent trading with voluntary market making takes place in all securities during official trading hours. All orders below the exchange obligation limit must be executed during trading hours through the trading system, while large orders with a market value of at least CHF 200,000 (for stocks) and CHF 100,000 (options and bonds) may be traded off the exchange. However, all trades made outside the exchange system must be reported within 30 minutes.

                    DESCRIPTION OF ITALIAN LIRA

      The lira is the national currency of Italy. Italian bank notes are issued by The Bank of Italy, which is Italy's central bank and the sole bank of issue. On December 17, 1997, the noon buying rate for cable transfers in New York City payable in lira, as reported by the Federal Reserve Bank of New York, was Lit. 1735.75 = $1.00.

      The exchange rate between the lira and the U.S. dollar is, at any moment, a result of the supply of and the demand for the two currencies, and changes in such exchange rate result over time from the interaction of many factors directly or indirectly affecting economic conditions in Italy and in the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments (both on capital and current account) and the extent of governmental surpluses or deficits in Italy and in the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of Italy, the United States and other countries prominent in international trade and finance. In recent years, rates of exchange between the U.S. dollar and the Italian lira have been highly volatile.


                             TAXATION

      The following disclosure supplements, and to the extent inconsistent therewith, replaces, the disclosure in the Prospectus Supplement under "Certain United States Federal Income
Tax Considerations":

      Under U.S. Treasury regulations relating to debt instruments that provide for contingent payments, gain realized on a sale or other disposition of the Notes, and the excess of the redemption price of the Notes over their issue price, will be classified as interest income (rather than as gain) for U.S. tax purposes. Such interest income will be exempt from withholding of U.S. Federal income tax to the extent described in the Prospectus Supplement under "Certain United
States Federal Income Tax Considerations."

                                                         APPENDIX A

            LIST OF NIKKEI 225 INDEX UNDERLYING STOCKS

           The following is a list of the 225 companies whose stocks comprised the Nikkei 225 Index as of December 1, 1997.

  1. AJINOMOTO CO. INC.

  2. ALL NIPPON AIRWAYS CO. LTD.

  3. AOKI CORPORATION

  4. ASAHI BREWERIES LTD.

  5. ASAHI CHEMICAL INDUSTRY CO. LTD.

  6. ASAHI DENKA KOGYO K.K.

  7. ASAHI GLASS CO. LTD.

  8. BANK OF TOKYO-MITSUBISHI LTD.

  9. BRIDGESTONE CORPORATION

 10. CANON INC.

 11. CHICHIBU ONODA

 12. CHIYODA CORPORATION

 13. CHUBU ELECTRIC POWER

 14. CITIZEN WATCH CO. LTD.

 15. DAI-ICHI KANGYO BANK LTD.

 16. DAINIPPON PRINTING CO. LTD.

 17. DAINIPPON PHARMACEUTICAL CO. LTD.

 18. DAIWA HOUSE INDUSTRY CO. LTD.

 19. DENKI KAGAKU KOGYO K.K.

 20. DENSO CORP.

 21. DOWA MINING CO. LTD.

 22. EBARA CORPORATION

 23. FUJI BANK LTD.

 24. FUJIBOSEKI

 25. FUJI ELECTRIC CO. LTD.

 26. FUJI PHOTO FILM CO. LTD.

 27. FUJIKURA LTD.

 28. FUJITA CORPORATION

 29. FUJITSU LTD.

 30. FURUKAWA CO. LTD.

 31. FURUKAWA ELECTRIC CO. LTD.

 32. HAZAMA CORPORATION

 33. HEIWA REAL ESTATE CO. LTD.

 34. HINO MOTORS LTD.

 35. HITACHI LTD.

 36. HITACHI ZOSEN CORPORATION

 37. HOKUETSU PAPER MILLS LTD.

 38. HONDA MOTOR CO. LTD.

 39. HONEN CORPORATION

 40. ISAEKI AND CO. LTD.

 41. ISHIKAWAJIMA HARIMA HEAVY IND.

 42. ISUZU MOTORS LTD.

 43. ITOCHU CORPORATION

 44. IWATANI INTERNATIONAL CORPORATION

 45. JAPAN ENERGY CORPORATION

 46. JAPAN STEEL WORKS LTD.

 47. JAPAN SYNTHETIC RUBBER CO.

 48. KAJIMA CORPORATION

 49. KANEBO LTD.

 50. KANSAI ELECTRIC POWER CO. INC.

 51. KAWASAKI HEAVY IND. LTD.

 52. KAWASAKI KISEN KAISHA LTD.

 53. KAWASAKI STEEL CORPORATION

 54. KEIHIN ELECTRIC EXPRESS RAILWAY CO.

 55. KEIO TEITO ELECTRIC RAILWAY CO. LTD

 56. KEISEI ELECTRIC RAILWAY CO. LTD.

 57. KIKKOMAN CORPORATION

 58. KIRIN BREWERY CO. LTD.

 59. KOBE STEEL LTD.

 60. KOMATSU LTD.

 61. KONICA CORPORATION

 62. KOYO SEIKO CO. LTD.

 63. KUBOTA CORPORATION

 64. KUMAGAI GUMI CO. LTD.

 65. KURARAY CO. LTD.

 66. KYOKUYO CO. LTD.

 67. KYOWA HAKKO KOGYO CO. LTD.

 68. MARUBENI CORPORATION

 69. MARUI CO. LTD.

 70. MARUZEN CO. LTD.

 71. MATSUSHITA ELECTRIC INDUSTRIAL

 72. MAZDA MOTOR CORPORATION

 73. MEIDENSHA CORPORATION

 74. MEIJI MILK PRODUCTS CO. LTD.

 75. MEIJI SEIKA KAISHA LTD.

 76. MERCIAN CORPORATION

 77. MINEBEA CO. LTD.

 78. MITSUBISHI CHEMICAL CORPORATION

 79. MITSUBISHI CORPORATION

 80. MITSUBISHI ELECTRIC CORPORATION

 81. MITSUBISHI ESTATE CO. LTD.

 82. MITSUBISHI HEAVY INDUSTRIES

 83. MITSUBISHI MATERIALS CORPORATION

 84. MITSUBISHI OIL CO. LTD.

 85. MITSUBISHI PAPER MILLS LTD.

 86. MITSUBISHI RAYON CO. LTD.

 87. MITSUBISHI STEEL MANUFACTURING CO.

 88. MITSUBISHI TRUST AND BANKING CORP.

 89. MITSUBISHI LOGISTICS CORP.

 90. MITSUI AND CO. LTD.

 91. MITSUI ENG. AND SHIPBUILDING

 92. MITSUI MARINE AND FIRE INSUR. CO.

 93. MITSUI MINING AND SMELTING LTD.

 94. MITSUI MINING CO. LTD.

 95. MITSUI O.S.K. LINES LTD.

 96. MITSUI REAL ESTATE SALES CO. LTD.

 97. MITSUI SOKO CO. LTD.

 98. MITSUI TRUST AND BANKING CO. LTD.

 99. MITSUKOSHI LTD.

100. MORINAGA AND CO. LTD.

101. NACHI-FUJIKOSHI CORPORATION

102. NAVIX LINE LTD.

103. NEC CORPORATION

104. NEW OJI PAPER CO.

105. NGK INSULATORS LTD.

106. NICHIREI CORPORATION

107. NICHIRO GYOGYO

108. NIHON CEMENT CO. LTD.

109. NIHON DENKO CO. LTD.

110. NIHON SHINPAN CO. LTD.

111. NIIGATA ENGINEERING CO. LTD.

112. NIKKO SECURITIES CO. LTD.

113. NIKON CORPORATION

114. NIPPON BEET SUGAR MANUFACTURING CO.

115. NIPPON CARBIDE INDUSTRIES CO. INC.

116. NIPPON CARBON CO. LTD.

117. NIPPON CHEMICAL INDUSTRIAL CO. LTD.

118. NIPPON EXPRESS CO. LTD.

119. NIPPON FLOUR MILLS CO. LTD.

120. NIPPON KAYAKU CO. LTD.

121. NIPPON LIGHT METAL CO. LTD.

122. NIPPON METAL INDUSTRY CO. LTD.

123. NIPPON OIL CO. LTD.

124. NIPPON PAPER IND. CO. LTD.

125. NIPPON PISTON RING CO. LTD.

126. NIPPON SHARYO LTD.

127. NIPPON SHEET GLASS CO. LTD.

128. NIPPON SODA CO. LTD.

129. NIPPON STEEL CORPORATION

130. NIPPON SUISAN KAISHA LTD.

131. NIPPON TELEGRAPH AND TELEPHONE NTT

132. NIPPON YAKIN KOGYO

133. NIPPON YUSEN K.K.

134. NISSAN CHEMICAL INDUSTRIES LTD.

135. NISSAN MOTOR CO. LTD.

136. NISSHIN FLOUR MILLING CO. LTD.

137. NISSHIN OIL MILLS LTD.

138. NISSHINBO INDUSTRIES INC.

139. NISSHO IWAI CORPORATION

140. NISSHOKIN

141. NITTO BOSEKI CO. LTD.

142. NKK CORPORATION

143. NOF CORPORATION

144. NOMURA SECURITIES CO. LTD.

145. NORITAKE CO. LTD.

146. NSK LTD.

147. NTN CORPORATION

148. OBAYASHI CORPORATION

149. ODAKYU ELECTRIC RAILWAY

150. OKI ELECTRIC INDUSTRY CO. LTD.

151. OKUMA CORPORATION

152. OSAKA GAS CO. LTD.

153. PIONEER ELECTRONIC CORPORATION

154. RASA INDUSTRIES LTD.

155. RICOH COMPANY LTD.

156. SAKURA BANK LTD.

157. SANKYO CO. LTD.

158. SANKYU INC.

159. SANWA BANK LTD.

160. SANYO ELECTRIC CO. LTD.

161. SAPPORO BREWERIES LTD.

162. SATO KOGYO CO. LTD.

163. SEIKA CORPORATION

164. SHARP CORPORATION

165. SHIMIZU CORPORATION

166. SHIMURA KAKO CO.

167. SHINETSU CHEMICAL CO. LTD.

168. SHINAGAWA REFRACTORIES CO. LTD.

169. SHIONOGI AND CO. LTD.

170. SHOWA DENKO K.K.

171. SHOWA ELECTRIC WIRE AND CABLE CO. LTD.

172. SHOWA LINE LTD.

173. SHOWA SHELL SEKIYU K.K.

174. SONY CORPORATION

175. SUMITOMO BANK LTD.

176. SUMITOMO CEMENT CO. LTD.

177. SUMITOMO CHEMICAL CO. LTD.

178. SUMITOMO COAL MINING CO. LTD.

179. SUMITOMO CORPORATION

180. SUMITOMO ELECTRIC IND. LTD.

181. SUMITOMO HEAVY INDUSTRIES, LTD.

182. SUMITOMO METAL INDUSTRIES LTD.

183. SUMITOMO METAL MINING CO. LTD.

184. SUZUKI MOTOR CORPORATION

185. TAISEI CORPORATION

186. TAKARA SHUZO

187. TAKEDA CHEMICAL INDUSTRIES

188. TEIJIN LTD.

189. TEIKOKU OIL

190. TEKKEN CORPORATION

191. TOA CORPORATION

192. TOAGOSEI CHEMICAL INDUSTRY

193. TOBISHIMA CORPORATION

194. TOBU RAILWAY

195. TOEI CO.

196. TOHO RAYON

197. TOHO ZINC CO. LTD.

198. TOKAI CARBON CO. LTD.

199. TOKIO MARINE AND FIRE INSUR. CO.

200. TOKYO DOME CORPORATION

201. TOKYO ELECTRIC POWER CO. INC.

202. TOKYO GAS CO. LTD.

203. TOKYO ROPE MFG.

204. TOKYO TIRE AND RUBBER

205. TOKYU CORPORATION

206. TOKYU DEPARTMENT STORE

207. TOMEN CORPORATION

208. TONEN CORPORATION

209. TOPPAN PRINTING CO. LTD.

210. TOPY INDUSTRIES

211. TORAY INDUSTRIES

212. TOSHIBA CORPORATION

213. TOSOH CORPORATION

214. TOTO LTD.

215. TOYO SEIKAN KAISHA

216. TOYOBO CO. LTD.

217. TOYOTA MOTOR CORPORATION

218. UBE CHEMICAL INDUSTRIES

219. UNITIKA LTD.

220. YAMAHA CORPORATION

221. YAMANOUCHI PHARMACEUTICAL

222. YASUDA FIRE AND MARINE INSURANCE CO.

223. YOKOGAWA ELECTRIC

224. YOKOHAMA RUBBER

225. YUASA CORPORATION

                                                         APPENDIX B

            LIST OF FT-SE(R) 100 SHARE UNDERLYING STOCKS

           The following is a list of the companies whose stocks comprised the FT-SE(R) 100 Share Index as of December 1, 1997.

  1. 3i GROUP PLC

  2. ABBEY NATIONAL PLC

  3. ALLIANCE & LEICESTER

  4. ALLIED DOMECQ PLC

  5. ASDA GROUP PLC

  6. ASSOCIATED BRITISH FOODS PLC

  7. BAT INDUSTRIES PLC

  8. BAA PLC

  9. BANK OF SCOTLAND PLC

 10. BARCLAYS PLC

 11. BASS PLC

 12. BILLITON

 13. BLUE CIRCLE INDUSTRIES PLC

 14. BOC GROUP PLC

 15. BOOTS CO PLC

 16. BRITISH AEROSPACE PLC

 17. BRITISH AIRWAYS PLC

 18. BRITISH GAS PLC

 19. BRITISH LAND

 20. BRITISH PETROLEUM CO PLC

 21. BRITISH SKY BROADCASTING GROUP PLC

 22. BRITISH STEEL PLC

 23. BRITISH TELECOMMUNICATIONS PLC

 24. BTR PLC

 25. CABLE & WIRELESS PLC

 26. CADBURY SCHWEPPES PLC

 27. CARLTON COMMUNICATIONS PLC

 28. CENTRICA

 29. COMMERCIAL UNION PLC

 30. COURTAULDS PLC

 31. DIXONS GROUP PLC

 32. EMI GROUP PLC

 33. ENERGY GROUP

 34. ENTERPRISE OIL PLC

 35. GENERAL ACCIDENT PLC

 36. GENERAL ELECTRIC CO PLC

 37. GKN PLC

 38. GLAXO WELLCOME PLC

 39. GRANADA GROUP PLC

 40. GRAND METROPOLITAN PLC

 41. GREAT UNIVERSAL STORES PLC

 42. GUARDIAN ROYAL EXCHANGE PLC

 43. GUINNESS PLC

 44. HALIFAX

 45. HAYS

 46. HSBC HOLDINGS HKD10

     HSBC HOLDINGS ORD75p

 47. IMPERIAL CHEMICALS INDUSTRIES PLC

 48. KINGFISHER PLC

 49. LADBROKE GROUP PLC

 50. LAND SECURITIES PLC

 51. LASMO PLC

 52. LEGAL & GENERAL GROUP PLC

 53. LLOYDS TSB GROUP PLC

 54. LUCAS VARITY

 55. MARKS & SPENCER PLC

 56. NATIONAL GRID GROUP PLC

 57. NATIONAL POWER PLC

 58. NATIONAL WESTMINISTER BANK PLC

 59. NEXT PLC

 60. NORWICH UNION

 61. ORANGE PLC

 62. PEARSON PLC

 63. PENINSULAR & ORIENTAL STEAM NAVIGATION CO

 64. POWERGEN PLC

 65. PRUDENTIAL CORPORATION PLC

 66. RAILTRACK GROUP PLC

 67. RANK GROUP PLC

 68. RECKITT & COLMAN PLC

 69. REED INTERNATIONAL PLC

 70. RENTOKILL INITIAL PLC

 71. REUTERS HOLDINGS PLC

 72. RMC GROUP PLC

 73. ROLLS ROYCE PLC

 74. ROYAL & SUN ALLIANCE INSURANCE GROUP PLC

 75. ROYAL BANK OF SCOTLAND GROUP PLC

 76. RTZ CORPORATION PLC

 77. SAFEWAY PLC

 78. SAINSBURY (J) PLC

 79. SCHRODERS N/V

     SCHRODERS ORD

 80. SCOTTISH & NEWCASTLE PLC

 81. SCOTTISH POWER PLC

 82. SEVERN TRENT PLC

 83. SHELL TRANSPORT AND TRADING CO PLC

 84. SIEBE PLC

 85. SMITHKLINE BEECHAM PLC

 86. SMITHS INDUSTRIES PLC

 87. STANDARD CHARTERED PLC

 88. SUN LIFE & PROVIDENT HOLDINGS

 89. TATE & LYLE PLC

 90. TESCO PLC

 91. THAMES WATER PLC

 92. TI GROUP PLC

 93. TOMKINS PLC

 94. UNILEVER PLC

 95. UNITED NEWS & MEDIA PLC

 96. UNITED UTILITIES PLC

 97. VODAFONE GROUP PLC

 98. WHITBREAD PLC

 99. WILLIAMS HOLDINGS PLC

100. WOOLWICH

101. WOLSELEY PLC

102. ZENECA GROUP PLC

                                                         APPENDIX C

               LIST OF DAX(R) INDEX UNDERLYING STOCKS

           The following is a list of the 30 companies whose stocks comprised the DAX(R) Index(R) as of December 1, 1997.

 1. ALLIANZ

 2. BASF

 3. BAYERISCHE HYPO u.W. bANK

 4. BAYERISCHE VEREINSBANK

 5. BAYER

 6. BMW

 7. COMMERZBANK

 8. DAIMLER-BENZ

 9. DEGUSSA

10. DEUTSCHE BANK

11. DEUTSCHE TELEKOM

12. DRESDNER BANK

13. HENKEL

14. HOECHST

15. KARSTADT

16. LINDE

17. LUFTHANSA

18. MAN

19. MANNESMANN

20. METRO

21. MUNCHENER BANK

22. PREUSSAG

23. RWE

24. SAP

25. SCHERING

26. SIEMENS

27. THYSSEN

28. VEBA

29. VIAG

30. VOLKSWAGEN

                                                         APPENDIX D

              LIST OF CAC 40 INDEX UNDERLYING STOCKS

           The following is a list of the 40 companies whose stocks comprised the CAC 40 Index as of December 1, 1997.

 1. ACCOR

 2. AGF

 3. AIR LIQUIDE

 4. ALCATEL ALSTHOM

 5. AXA UAP

 6. BANCAIRE (CIE)

 7. BIC

 8. BNP

 9. CANAL +

10. CARREFOUR

11. CCF

12. DANONE

13. DEXIA

14. EAUX (GENERALE DES)

15. ELF AQUITAINE

16. ERIDANIA BEGHIN

17. FRANCE TELECOM

18. HAVAS

19. L'OREAL

20. LAFARGE

21. LAGARDERE GROUPE

22. LEGRAND

23. LVMH MOET VUITTON

24. MICHELIN "B"

25. PARIBAS

26. PERNOD-RICARD

27. PEUGEOT

28. PINAULT-PRINTEMPS

29. PROMODES

30. RENAULT

31. RHONE-POULENC A

32. SAINT GOBAIN

33. SANOFI

34. SCHNEIDER SA

35. SOCIETE GENERALE

36. SUEZ LYONNAISE DES EAUX

37. THOMSON-CSF

38. TOTAL

39. USINOR

40. VALEO

                                                         APPENDIX E

                LIST OF SMI INDEX UNDERLYING STOCKS

           The following is a list of the 23 stocks that comprised the SMI Index as of December 1, 1997.

 1. ABB ASEA BROWN BOVERI B

 2. ALUSUISSE-LONZA HOLDING R

 3. BALOISE R

 4. CIBA SPECIALTY CHEMICALS R

 5. CLARIANT R

 6. CS GROUP R

 7. ELEKTROWATT B

 8. EMS-CHEMIE B

 9. HOLDERBANK B

10. NESTLE R

11. NOVARTIS B

12. NOVARTIS R

13. ROCHE HOLDING DIV. CERT.

14. SWISS RE R

15. SWISS BANK CORPORATION R

16. SGS SURVEILLANCE B

17. SMH B

18. SMH R

19. SULZER R

20. UNION BANK OF SWITZERLAND B

21. UNION BANK OF SWITZERLAND R

22. WINTERTHUR INSURANCE R

23. ZURICH INSURANCE R